Transamerica Life Insurance and
Annuity Company
Home Office:
1150 South Olive
Los Angeles. California 90015
A Stock Company



ANNUITANT                                             POLICY NUMBER

ANNUITY DATE                                         POLICY DATE

This policy is issued to the Owner (called "you" or the "Owner") in consideration of the application, a copy of which is attached, and your payment of the first Premium. Transamerica Life Insurance and Annuity Company (called "we", "us", "our" or the "Company") will pay the benefits of this policy, subject to its terms and conditions.

RIGHT TO CANCEL - The Owner may cancel this policy by delivering or mailing written notice, or sending a telegram to: (a) the agent through whom the policy was purchases; or (b) Transamerica Life Insurance and Annuity Company, Annuity Service Center, P.O. Box 2370, Boston, Massachusetts 02107, and by returning the policy before


                Flexible Premium Deferred Variable Annuity Policy
                       Annuity Payable on the Annuity Date
         Death Benefit Payable at Death of Annuitant Before Annuity Date
                     Non-Participating - No Annual Dividends

TRANSAMERICA
Pension Services



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                                                    POLICY DATA

ANNUITANT                                             POLICY NUMBER

ANNUITY DATE                                          POLICY DATE


AGE OF ANNUITANT AT ISSUE:

OWNER:

FIRST PREMIUM PAYMENT:

MODE OF PAYMENT:

PER PAYMENT MINIMUM:

ALLOCATION OF NET PREMIUMS:
         Cash Management Sub-account:
         U.S. Gov./AAA Rated Securities Sub-account
         Growth Sub-account
         Growth-Income Sub-account
         High- Yield Bond Sub-account

ANNUAL ADMINISTRATION CHARGE:

TRANSFER CHARGE:

SERVICE OFFICE:

Transamerica Life Insurance and Annuity Company
Annuity Service Center
P.O. Box 2370 Boston, Massachusetts 02107

END OF POLICY DATA



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                                                 TABLE OF CONTENTS
                                                               PAGE
POLICY DATA                                                    2

POLICY SUMMARY                                                 5

DEFINITION OF TERMS
         Accumulation Unit Age                                 5
         Annuitant Annuity                                     5
         Annuity Date                                          5
         Beneficiary                                           5
         Death Benefit                                         5
         Fund                                                  5
         Net Investment Factor                                 5
         Policy Anniversary                                    5
         Policy Date                                           6
         Policy Value                                          6
         Policy Year                                           6
         Premiums                                              6
         Selected Form of Annuity                              6
         Service Office                                        6
         Sub-account                                           6
         Valuation Date                                        6
         Valuation Period                                      6
         Variable Account                                      6

PREMIUMS
         Payment and Acceptance of Premiums                    6
         Flexible Premiums                                     6
         Premium Allocation                                    7

CHARGES
         Administration Charge                                 7
         Mortality and Expense Risk Charge                     7
         Contingent Deferred Sales Charge                      7
         Transfer Charge                                       7
         Tax Charge                                            7

VARIABLE ACCOUNT
         Variable Account                                      8
         Investments                                           8
         Accumulation Units                                    8
         Net Investment Factor                                 9

TRANSFERS                                                      10

DEATH BENEFIT
Death Benefit Before Annuity Payments Begin                    11
TABLE OF CONTENTS (continued)

Method of Settlement                                           11
Death Benefit After Annuity Payments Begin                     11
Proof of Death                                                 11
Due Proof of Death                                             11

BENEFICIARY
Beneficiary                                                    12
How to Change Beneficiary                                      12
If the Beneficiary Dies                                         12
Beneficiary Not Identified by Name                             12

WITHDRAWALS
General Withdrawal Provisions                                   13
Contingent Deferred Sales Charge                                14

ANNUITY PROVISIONS
Fixed Annuities                                                15
Annuity Payments                                               15
Amount of Monthly Annuity                                      15
Election of Optional Form of Payment                           15
Optional Annuity Date                                          15
Misstatement of Age                                            15
Proof of Existence and Age                                     15

ANNUITY FORMS
Life Annuity                                                   16
Life and Contingent Annuity                                    16
Life Annuity With Period Certain                               17
Joint and Last Survivor Annuity                                17
Other Forms of Payment                                         17

GUARANTEED ANNUITY RATES                                       18

GENERAL PROVISIONS
Entire Contract                                                20
Changes in the Policy                                          20
Owner of the Policy                                            20
Incontestability                                               20
Assignment                                                     20
Policy Date                                                    20
Protection of Benefits                                         20
Non-Participation                                              20
Reports                                                        21
Modification                                                   21
Delay of Payments                                              21
Termination of Policy                                          21


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                                                   POLICY SUMMARY

This is a policy for a deferred variable annuity that is issued as a flexible premium or single premium annuity. You select the premium option in the application for this policy.

The principal purpose of this policy is to provide an individual (the "Annuitant") with monthly payments ("Annuity payments") beginning on a pre-selected future date (the "Annuity Date"). This policy allows withdrawal of all or part of the Policy Value prior to the Annuity Date, subject in certain instances to- a Contingent Deferred Sales Charge. In the event of the death of the Annuitant before Annuity payments begin, a Death Benefit will be paid to your Beneficiary.

You determine the investment base for the Annuity by allocating your Premiums among the Sub-accounts of the Variable Account. Each Sub-account invests its assets in a different Fund, as described in the prospectus. Your Policy Value will vary according to the investment performance of your chosen Sub-account(s).

This is a brief description of the policy. The benefits provided by this policy are described in detail in its various provisions. Please read it carefully.

                                                DEFINITION OF TERMS

Accumulation Unit -A unit of measure, similar to a share of stock, used to determine the Policy Value prior to the Annuity Date. The value of an Accumulation Unit varies with each Sub-account.

Age - Age on the nearest birthday.

Annuitant -The person receiving the Annuity payments or designated to receive Annuity payments.

Annuity -An amount paid at regular intervals to the Annuitant or any other payee.

Annuity Date -The date on which the first Annuity payment is payable under the policy. Unless an Optional Annuity Date is elected under the Annuity Provisions, the Annuity Date will be the first day of the month coinciding with or next following the selected Annuity Date shown in the Policy Data.

Beneficiary -The person designated by you to receive benefits in the event of the death of the Annuitant.

Death Benefit -The amount paid to the Beneficiary upon the death of the

Fund -An investment portfolio underlying one of the Sub-accounts of the Variable Account.

Net Investment Factor -An index that measures the investment performance of a Sub-account from one Valuation Period to the next.

                                          DEFINITION OF TERMS (continued)

Policy Anniversary -A yearly anniversary of the Policy Date shown in the Policy Data.

Policy Date -The date on which this policy was issued in the Policy Data. The Policy Date is shown.

Policy Value -The dollar amount of all Accumulation Units under this policy.

Policy Year -Each 12 month period starting on either the Policy Date or a Policy Anniversary and ending the day before the next Policy Anniversary.

Premiums -Amounts you pay under this policy.

Selected Form of Annuity -The form of annuity selected by the Owner.

Service Office - The administrator of this policy. The Service Office is shown in the Policy Data.

Sub-account:- A subdivision of the Variable Account investing solely in shares of one of the Funds.

Valuation Date -Any date the New York Stock Exchange is open for trading and that is a regular business day of our Service Office.

Valuation Period -The time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates.

Variable Account -Separate Account VA-I, established and maintained by us for the investment of a portion of our assets pursuant to Section 10506 of the California Insurance Code. It contains several Sub-accounts to which Premiums may be allocated.

                                                      PREMIUMS

Payment and Acceptance of Premiums -Premiums must be paid to our Service Office. A confirmation will be issued upon acceptance of each premium. We reserve the right to reject any application or Premium.

Flexible Premiums -We reserve the right to refuse any Premiums that would result in a total payment in a Policy Year in excess of $250,000.

If you selected a periodic Premium payment schedule in the application, you will be sent a notice for each of the scheduled Premiums. You are not required to pay Premiums in accordance with this schedule, and may skip a scheduled Premium or pay additional unscheduled Premiums. You may change your Premium payment schedule at any time simply by giving written notice to our Service Office.

PREMIUMS (continued)

Premium Allocation -Premiums will be allocated to the Sub-accounts of the Variable Account as you instruct. You may allocate any portion of your Premiums in whole percents to any of the Sub-accounts (the total allocation must equal 100%). If you do not specify how you want your premiums allocated to the Sub-accounts, it will be allocated 100% to the Cash Management Sub-account.
You designated in the application how you wished your Premiums to be allocated. You may change the allocation of subsequent Premiums at any time simply by written notice sent to our Service Office. The change of allocation will be processed the day it is received at the Service Office.

                                                      CHARGES

Administration Charge -Each year we deduct an Administration Charge from your Policy Value to reimburse us for expenses related to maintaining this policy. The amount of this charge is indicated in the Policy Data. If this charge is ever changed, we will give you written notice 30 days prior to the change.

The Administration Charge will be deducted on each Policy Anniversary up until the time Annuity payments begin. If the Policy Anniversary falls on a date which is not a Valuation Date, the charge will be taken out on the next Valuation Date. The Administration Charge will also be deducted in full on the date of surrender if this policy is surrendered in its entirety before the Policy Anniversary.

The Administration Charge will be deducted from each Sub-account in the proportion that the value in each bears to your Policy Value.

Mortality and Expense Risk Charge -The Expense portion of the Mortality and Expense Risk Charge compensates us for the possibility that deductions for the Contingent Deferred Sales Charge will be insufficient to cover actual expenses. The Mortality portion of the Mortality and Expense Risk Charge compensates us for the mortality risk inherent in the death benefit and for the mortality risk; inherent with the Annuity.

Prior to the Annuity Date, a Mortality and Expense Risk Charge will be deducted daily at a rate equal' on an annual basis to 1.25% (0.00342% on a daily basis) of the assets in the Variable Account allocable to this policy.
(See the calculation of the Net Investment Factor for a Sub-account on Page 9.)

Contingent Deferred Sales Charge -A charge may apply if a withdrawal is made from this policy. See "Withdrawals," Page 14 for a full explanation of this charge.

Transfer Charge -A charge may apply if you make a transfer between Sub-accounts See "Transfers," Page 10 for a full explanation of this charge.

Tax Charge -We reserve the right to deduct a charge from your Policy Value for any taxes (including, but not limited to, premium taxes) imposed on amounts relating to this policy. This charge may be deducted when the tax is incurred or at a later time.

                                                  VARIABLE ACCOUNT

Variable Account -The Variable Account is our segregated asset account to which we allocate certain assets contributed under this (and possibly other) policies. These assets remain our property but will not be charged with liabilities arising from any other business we may have, except to the extent our assets in the Variable Account exceed our liabilities under this and other policies investing in the Variable Account. The Variable Account is divided into Sub-accounts, each of which invests solely in the shares of a specified Fund. Investments -We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for, the Fund shares held by the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund or portfolio of a mutual fund. If we decide to make those Sub-accounts available under this policy, we will notify you and you may then instruct us to allocate Premiums to those Sub-accounts, or transfer part or all of your Policy Value to those Sub-accounts, subject to any terms set by us or the mutual fund.

In the event of any such substitution, change, or addition, we may, by endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect such substitution or change. If we deem it to be in the best interests of persons having voting rights under the policies, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

Accumulation Units -Premiums which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units to be credited to this policy for each Sub-account will be determined by dividing the portion of each Premium allocated to the Sub-account by the Sub-account's Accumulation Unit Value for the Valuation Period during which the Premium was received at the Service Office. In the case of the first Premium, we will credit Accumulation Units for that payment to this policy within two Valuation Dates of the later of these dates: (a) the date the application is accepted, or (b) the date the Service Office receives the first Premium Payment. In the case of any subsequent Premium, we will credit Accumulation Units for that payment to this policy when the payment is received by the Service Office.

The value of an Accumulation Unit in each Sub-account of the Variable Account was initially set at $10 when the first shares in the underlying Fund were purchased. The value of an Accumulation Unit for each Sub-account at the end of any Valuation Period is calculated by multiplying the value of that unit at the end of the prior Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The value of an Accumulation Unit may go up or down.

Net Investment Factor -For any Sub-account, the Net Investment Factor for a Valuation Period is found by dividing (a) by (b) and subtracting (c):

Where (a) is

         The net asset value per share held in the Sub-account, as of the end of the Valuation Period; plus

         The per-share amount of any dividend or capital gain distributions if the "ex-dividend" date occurs in the Valuation Period; plus or minus

         A per-share charge or credit as we may determine, as of the end of the Valuation Period, for tax reserves.
Where (b) is

         The net asset value per share held in the Sub-account as of the end of the last prior Valuation Period; plus or minus

         The per-share charge or credit for tax reserves as of the end of the last prior Valuation Period.

Where (c) is

         The daily charge of 0.0000342 for assuming the mortality and expense risks under this policy times the number of calendar days in the current Valuation Period.

                                                     TRANSFERS

Prior to the Annuity Date, you may transfer part or all of your Policy Value from one Sub-account to another by giving written notice to our Service Office, subject to the following conditions:

         (A) The minimum amount that may be transferred from a Sub-account is $500 or the total amount in the Sub-account, whichever is less.

         (B) If the amount remaining in a Sub-account immediately after the transfer of a requested amount would be less than $100, then the remaining amount will also be transferred and allocated in proportion to the transfer instructions.

The value of the Accumulation Units used to process a transfer will be as of the Valuation Date the transfer request is received at the Service Office.

We reserve the right to impose a charge for each transfer in excess of four in a single policy year.

The amount of the Transfer Charge is shown in the Policy Data. We reserve the right, upon advance written notice to the Owner of at least 30 days, to change the amount of the Transfer Charge.

                                                   DEATH BENEFIT

Death Benefit Before Annuity Payments Begin -If the Annuitant dies before Annuity payments begin, a Death Benefit will be payable to the Beneficiary. The amount of the Death Benefit will be equal to the larger of (i) the sum of the Premiums paid, less withdrawals and charges made, as of the Annuitant's date of death, or (ii) the Policy Value (without any deductions for the Contingent Deferred Sales Charge) as of the end of the Valuation Period during which (a) Due Proof of Death is received by the Service Office and (b) written notice of the method of settlement elected by the Beneficiary is received at the Service Office, whichever is later.

Method or Settlement -Upon written request to the Service Office, the Beneficiary may elect that the Death Benefit be applied under any Annuity Form or any of the Optional Forms of Payment instead of receiving payment of the Death Benefit in one sum. Subject to any limitations under any State or Federal law, rule or regulation, such election may be made by the Beneficiary only if no settlement agreement preventing such election is effective at the death of the Annuitant.

Death Benefit After Annuity Payments Begin -If the Annuitant dies after Annuity payments begin, the Death Benefit, if any, will be as provided under the Annuity Form then in effect.

Proof of Death -Due Proof of Death must be submitted to our Service Office Appropriate forms will be made available to the Beneficiary upon request.

Due Proof of Death -Means one of the following:

         (A) A copy of a certified death certificate;

         (B) A copy of a certified decree of a court of competent jurisdiction as to a finding of death;

         (C) A written statement by a medical doctor who attended the deceased;
or

         (D) Any other proof satisfactory to us,

                                                    BENEFICIARY

Beneficiary -Unless changed as provided in this policy, the Beneficiary will be as designated in the application.

How to Change Beneficiary -You may change the Beneficiary by giving written notice to our Service Office. If, however, the Annuitant is married and the person being named as the Beneficiary is other than the Annuitant's spouse, and if required by law, such Beneficiary designation will not be effective unless written consent of such spouse, properly notarized, is received by our Service Office. When received, even if the Annuitant is not then living, the change will take effect as of the latest date the notice and/or spousal consent, if applicable, were signed, except for any benefits paid before the notice of change and consent is received by the Service Office. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except to the extent required by law.

If the Beneficiary Dies -The interest of any Beneficiary who dies before the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of the Annuitant will also terminate if no benefits have been paid to the Annuitant's or Beneficiary's estate unless this policy has been endorsed to provide otherwise. The benefits will then be paid as though the Beneficiary had died before the Annuitant. If the interest of all designated Beneficiaries has terminated, any benefits payable will be paid to the Annuitant's estate unless this policy has been endorsed to provide otherwise.

Beneficiary Not Identified by Name -We may rely on an affidavit by any responsible person in determining the identity or non-existence of any Beneficiary not identified by name. If any Beneficiary is a partnership, any benefits payable will be paid to the partnership as it existed at the time of the Annuitant's death.


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                                                    WITHDRAWALS

General Withdrawal Provisions -You may withdraw all or part of your Policy Value at any time during the life of the Annuitant and prior to the time Annuity payments begin by giving a written request to our Service Office. The value of the Accumulation Units used to process a withdrawal will be as of the Valuation Date the withdrawal request is received at the Service Office. Such withdrawals will be subject to the following conditions:

         (a)      Only one partial withdrawal may be made during a Policy Year;

         (b) You must specify from which Sub-accounts a partial withdrawal will be made and the amount of withdrawal from each Sub-account. Within each Sub-account, withdrawals will be allocated on a first in, first out basis to Premiums (including earnings attributable to those Premiums);

         (c) The minimum amount that may be withdrawn is $500 or the Policy Value, whichever is less;

         (d) If the Policy Value in a Sub-account falls below $100 because of a partial withdrawal, the remaining Policy Value in that Sub- account will also be distributed. The Contingent Deferred Sales Charge will be based on the entire amount distributed; and

         (e) If the Policy Value falls below $500 because of a partial withdrawal, the request for that partial withdrawal will instead be treated as a request for a withdrawal of the entire Policy Value. The Contingent Deferred Sales Charge will be based on the entire amount distributed.

If you do not specify the amount to be withdrawn from each Sub-account, the withdrawal will be made equally from all Sub-accounts. This may result in a larger Contingent Deferred Sales Charge being deducted from your withdrawal than if you specify how you want your withdrawal to be made.

We reserve the right to return any withdrawal request that does not meet the conditions stated above.

Contingent Deferred Sales Charge -A Contingent Deferred Sales Charge may apply when a withdrawal is made from your Policy Value. The Contingent Deferred Sales Charge will be determined by multiplying the amount of the withdrawal by the applicable Contingent Deferred Sales Charge Percentage(s). The Contingent Deferred Sales Charge Percentage(s) applied will depend upon the elapsed time since receipt of each Premium attributable to the portion of Policy Value withdrawn. The following is the table of Contingent Deferred Sales Charge
Percentages:

     Elapsed Time Since                       Applicable Contingent Deferred
the Premium was Received                             Sale Charge Percentage

 Less than I year                                              8%
 At least 1 year, but less than 6 years                        6%
 6 years or more                                               0%

In no instance will the sum of Contingent Deferred Sales Charges exceed 8.5% of total Premiums paid.

In the case of a partial withdrawal, the Contingent Deferred Sales Charge will be deducted from each Sub-account based on the amount withdrawn from each such Sub-account, or if necessary from other Sub-accounts or the amount withdrawn, in a manner determined by us. You may also request that the entire Contingent Deferred Sales Charge be deducted from the amount withdrawn.

Up to 10% of the Policy Value in each Sub-account, attributable to Premiums paid at least one year but less than six years prior to the date of withdrawal, may be with- drawn from each such Sub-account without a Contingent Deferred Sales Charge.

If you begin Annuity payments under the terms of this policy after the first Policy Anniversary, the Contingent Deferred Sales Charge will be waived.

                                                 ANNUITY PROVISIONS

Fixed Annuities -The forms of Annuities offered in this policy are fixed Annuities. On the Annuity Date, we will apply your Policy Value to the purchase of the Selected Form of Annuity. The dollar amount of Annuity payments will not be affected by the investment performance of the Sub-accounts.

Annuity Payments -Annuity payments payable under this policy will begin on the Annuity Date if the Annuitant is then living and this policy has not been surrendered. Payments will be made according to the terms of the Selected Form of Annuity specified in the Policy Data, unless an alternate Annuity Form has been elected under the Optional Form of Payment provision. Unless otherwise agreed by us, Annuity payments will be due and payable only on the first day of a calendar month.

Amount of Monthly Annuity -The amount of the monthly Annuity will be determined as of the Annuity Date. Subject to the following paragraphs, we will apply the Policy Value, or any portion thereof, as a single premium, based on the Annuity Form and the ages of the Annuitant and any joint Annuitant or contingent Annuitant, under either the Guaranteed Annuity Rates or our then current single premium immediate Annuity rates, whichever would result in a higher amount of monthly Annuity payments.

If the amount of monthly Annuity is less than $30.00, we may pay the Annuity quarterly, semi-annually or annually, so that the periodic payment is at least $30.00.

If, under the Annuity Form elected, the full Policy Value will not provide Annuity payments of at least $120.00 per year, then we will pay the Policy Value to the Annuitant in a lump sum. Such lump sum payment will be in full settlement of all our liability under the policy.

If you have given us a written request to withdraw a portion of the Policy Value to provide an Annuity, and the amount of Annuity payments under the Annuity Form elected will not provide Annuity payments of at least $120.00 per year, then such request will be refused by us.

Election of Optional Form of Payment -By written request to the Service Office at least 90 days before Annuity payments begin, you may elect any other Annuity Form or other optional method of payment allowed by the Company provided that the method of payment elected does not contravene any applicable law or governmental rule or regulation.

Optional Annuity Date -By written request at least 90 days before the Annuity Date you may elect to have the Annuity payments begin on an Optional Annuity Date. The Optional Annuity Date may be the first day of any month before Annuity payments have begun which is at least 90 days after the election was received by the Service Office.

Misstatement of Age -If the age of the Annuitant or any other payee has been misstated in the application, the monthly Annuity payments payable under this policy will be whatever the Policy Value of this policy would purchase on the basis of the correct age of the Annuitant and/or other payee, if any, on the date Annuity payments begin. Any overpayments or underpayments by the Company as a result of such misstatement will be respectively charged against or credited to the Annuity payment or Annuity payments to be made after the correction so as to adjust for such overpayment or underpayment.

Proof of Existence and Age -Before making any payment under this policy, we may require proof of the existence and/or proof of the age of the payee.

                                                   ANNUITY FORMS

Life Annuity -Payments start on the Annuity Date, if the Annuitant is living. Payments end with the payment due just before the Annuitant's death. There is no death benefit under this form.

Life and Contingent Annuity -Payments start on the Annuity Date, if the Annuitant is living. Payments will continue for as long as the Annuitant lives. After the Annuitant dies, payments will be made to the contingent Annuitant, if living, for as long as the contingent Annuitant lives. Payments will end with the payment due just before the death of the contingent Annuitant. The payments to the contingent Annuitant can be in the same amount as the original payments, or in an amount equal to one-half or two-thirds thereof. If the contingent Annuitant does not survive the Annuitant, payments will end with the payment due just before the death of the Annuitant.

The written request for this form must: (a) name the contingent Annuitant; and
(b) state the amount of payments for the contingent Annuitant. Once Annuity payments start under this Annuity Form, the person named as contingent Annuitant, for the purpose of receiving the benefit payable upon the Annuitant's death, may not be changed.

We will need proof of age for the contingent Annuitant before payments start.

Should the Annuitant or contingent Annuitant die before the Annuity Date, the rights of all persons will be the same as if this form had not been chosen.

Life Annuity With Period Certain -Payments start on the Annuity Date, if the Annuitant is living. Payments will be made for the longer of: (a) the Annuitant's life; or (b) the period certain. The period certain may be 60, 120 or 180 months, but in no event may it exceed the life expectancy of the Annuitant.

If the Annuitant dies during the period certain, the rest of the period certain payments will be made to the Beneficiary named by the Annuitant. The Beneficiary may elect to receive the commuted value of these payments in a single sum. We will determine the commuted value by discounting the rest of the payments at the rate of interest used in the actuarial basis applicable to the Single Premiums for this annuity.

If the Beneficiary named by the Annuitant dies before receiving all of the remaining payments for the period certain, the remaining payments will be made to a designated payee named by the Beneficiary or to the Beneficiary's estate.

If the Annuitant dies after all payments have been made for the period certain, payments will cease with the payment due just before the Annuitant's death. No benefit will be payable to the Annuitant's Beneficiary.

The written request for this form must: (a) state the length of the period certain; and (b) name the Beneficiary.

Joint And Survivor Annuity -Payments will be made to the Annuitant, starting on the Annuity Date, if and for as long as the Annuitant and joint Annuitant are living. After the Annuitant or joint Annuitant dies, payments will continue to the survivor. Payments will be made to the survivor for his or her life. Payments end with the payment due just before the death of the survivor. The continued payments can be in the same amount as the original payments, or in an amount equal to one-half or two-thirds thereof.

The written request for this form must: (a) name the joint Annuitant; and (b) state the amount of payment for the survivor. Once Annuity payments start under this Annuity Form, the person named as joint Annuitant, for the purpose of receiving the benefit payable upon the Annuitant's death, may not be changed.

We will need proof of age for the joint Annuitant before payments start.

If the Annuitant or joint Annuitant dies before the Annuity Date, the rights of all persons will be the same as if this form had not been chosen.

Other Forms of Payment -Benefits can be provided under any other annuity form not described in this section subject to our agreement and any applicable State or Federal law or regulation.


                                              GUARANTEED ANNUITY RATES

The actuarial basis for the Guaranteed Annuity Rates is the 1983a Annuity
Mortality Table, without projection, set back 5 years for both Males and Females and with interest at 3.5%.

                                                      TABLE I

       MONTHLY ANNUITY FOR EACH $1,000 APPLIED UNDER THE OPTION SELECTED:
                             PERIOD CERTAIN AND LIFE
Age               Life Only                 60 months                  120 months                180 months

25                3.36                      3.36                       3.36                      3.36
26                3.38                      3.38                       3.38                      3.37
27                3.40                      3.40                       3.40                      3.39
28                3.42                      3.42                       3.42                      3.41
29                3.44                      3.44                       3.44                      3.43
30                3.46                      3.46                       3.46                      3.45
31                3.49                      3.49                       3.49                      3.48
32                3.51                      3.51                       3.51                      3.50
33                3.54                      3.54                       3.53                      3.53
34                3.56                      3.56                       3.56                      3.55
35                3.59                      3.59                       3.59                      3.58
36                3.62                      3.62                       3.62                      3.61
37                3.65                      3.65                       3.65                      3.64
38                3.68                      3.68                       3.68                      3.67
39                3.72                      3.72                       3.71                      3.70
40                3.76                      3.75                       3.75                      3.73
41                3.79                      3.79                       3.78                      3.77
42                3.83                      3.83                       3.82                      3.81
43                3.87                      3.87                       3.86                      3.85
44                3.92                      3.92                       3.90                      3.89
45                3.97                      3.96                       3.95                      3.93
46                4.01                      4.01                       4.00                      3.97
47                4.06                      4.06                       4.04                      4.01
48                4.11                      4.11                       4.09                      4.06
49                4.17                      4.16                       4.14                      4.11
50                4.22                      4.22                       4.20                      4.16
51                4.29                      4.28                       4.25                      4.21
52                4.35                      4.34                       4.31                      4.27
53                4.42                      4.41                       4.38                      4.33
54                4.49                      4.48                       4.44                      4.39
55                4.56                      4.55                       4.51                      4.45
56                4.64                      4.62                       4.58                      4.52
57                4.72                      4.70                       4.66                      4.58
58                4.80                      4.79                       4.74                      4.65
59                4.89                      4.88                       4.82                      4.73
60                4.99                      4.97                       4.91                      4.80
61                5.09                      5.07                       5.00                      4.88
62                5.20                      5.17                       5.10                      4.97
63                5.32                      5.29                       5.20                      5.05
64                5.44                      5.41                       5.31                      5.14
65                5.57                      5.53                       5.42                      5.23
66                5.71                      5.67                       5.54                      5.33
67                5.86                      5.81                       5.67                      5.42
68                6.02                      5.97                       5.80                      5.52
69                6.20                      6.13                       5.94                      5.62
70                6.38                      6.31                       6.08                      5.72

                                        GUARANTEED ANNUITY RATES (continued)

                                                      TABLE II

                                        JOINT & 100% SURVIVOR ANNUITY OPTION
                                MONTHLY ANNUITY FOR EACH $1,000 APPLIED UNDER OPTION

                                                              Joint Annuitant's Age
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
Payee's Age   55        56        57       58        59        60        61       62        63        64        65
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
55            $4.01     $4.04     $4.06    $4.09     $4.11     $4.14     $4.16    $4.18     $4.21     $4.23     $4.25
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
56            4.04      4.07      4.09     4.12      4.15      4.17      4.20     4.22      4.25      4.27      4.29
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
57            4.06      4.09      4.12     4.15      4.18      4.21      4.23     4.26      4.29      4.31      4.34
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
58            4.09      4.12      4.15     4.18      4.21      4.24      4.27     4.30      4.33      4.36      4.38
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
59            4.11      4.15      4.18     4.21      4.24      4.28      4.31     4.34      4.37      4.40      4.43
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
60            4.14      4.17      4.21     4.24      4.28      4.31      4.34     4.38      4.41      4.44      4.47
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
61            4.16      4.20      4.23     4.27      4.31      4.34      4.38     4.42      4.45      4.49      4.52
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
62            4.18      4.22      4.26     4.30      4.34      4.38      4.42     4.45      4.49      4.53      4.57
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
63            4.21      4.25      4.29     4.33      4.37      4.41      4.45     4.49      4.53      4.57      4.61
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
64            4.23      4.27      4.31     4.36      4.40      4.44      4.49     4.53      4.57      4.62      4.66
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
65            4.25      4.29      4.34     4.38      4.43      4.47      4.52     4.57      4.61      4.66      4.71
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
66            4.27      4.31      4.36     4.41      4.46      4.51      4.56     4.60      4.65      4.70      4.75
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
67            4.29      4.34      4.38     4.43      4.49      4.54      4.59     4.64      4.69      4.75      4.80
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
68            4.31      4.36      4.41     4.46      4.51      4.57      4.62     4.68      4.73      4.79      4.84
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
69            1.32      4.38      4.43     4.48      4.54      4.59      4.65     4.71      4.77      4.83      4.89
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
70            1.34      4.39      4.45     4.51      4.56      4.62      4.68     4.74      4.80      4.87      4.93
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
71            4.36      4.41      4.47     4.53      4.59      4.65      4.71     4.77      4.84      4.91      4.97
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
72            4.37      4.43      4.49     4.55      4.61      4.67      4.74     4.80      4.87      4.94      5.01
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
73            4.39      4.45      4.51     4.57      4.63      4.70      4.76     4.83      4.90      4.98      5.05
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
74            4.40      4.46      4.52     4.59      4.65      4.72      4.79     4.86      4.94      5.01      5.09
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------
75            4.41      4.47      4.54     4.60      4.67      4.74      4.81     4.89      4.96      5.04      5.13
------------- --------- --------- -------- --------- --------- --------- -------- --------- --------- --------- --------


                                                              Joint Annuitant's Age
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
Payee's Age   66        67       68        69       70        71        72       73        74       75

------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
55            $4.27     $4.29    $4.31     $4.32    $4.34     $4.36     $4.37    $4.39     $4.40    $4.41
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
56            4.31      4.34     4.36      4.38     4.39      4.41      4.43     4.45      4.46     4.47
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
57            4.36      4.38     4.41      4.43     4.45      4.47      4.49     4.51      4.52     4.54
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
58            4.41      4.43     4.46      4.48     4.51      4.53      4.55     4.57      4.59     4.60
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
59            4.4       4.49     4.51      4.54     4.56      4.59      4.61     5.63      4.65     4.67
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
60            4.51      4.54     4.57      4.59     4.62      4.65      4.67     4.70      4.72     4.74
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
61            4.56      4.59     4.62      4.65     4.68      4.71      4.74     4.76      4.79     4.81
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
62            4.60      4.64     4.68      4.71     4.74      4.77      4.80     4.83      4.86     4.89
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
63            4.65      4.69     4.73      4.77     4.80      4.84      4.87     4.90      4.94     4.96
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
64            4.70      4.75     4.79      4.83     4.87      4.91      4.94     4.98      5.01     5.04
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
65            4.75      4.80     4.84      4.89     4.93      4.97      5.01     5.05      5.09     5.13
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
66            4.80      4.85     4.90      4.95     5.00      5.04      5.09     5.13      5.17     5.21
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
67            4.85      4.91     4.96      5.01     5.06      5.11      5.16     5.21      5.25     5.30
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
68            4.90      4.96     5.01      5.07     5.13      5.18      5.23     5.28      5.33     5.38
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
69            4.95      5.01     5.07      5.13     5.19      5.25      5.31     5.36      5.42     5.47
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
70            5.00      5.06     5.13      5.19     5.25      5.32      5.38     5.44      5.50     5.56
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
71            5.04      5.11     5.18      5.25     5.32      5.39      5.46     5.52      5.59     5.65
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
72            5.09      5.16     5.23      5.31     5.38      5.46      5.53     5.60      5.67     5.74
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
73            5.13      5.21     5.28      5.36     5.44      5.52      5.60     5.68      5.76     5.83
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
74            5.17      5.25     5.33      5.42     5.50      5.59      5.67     5.76      5.84     5.92
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------
75            5.21      5.30     5.38      5.47     5.56      5.65      5.74     5.83      5.92     6.01
------------- --------- -------- --------- -------- --------- --------- -------- --------- -------- ---------

Any rates not shown in the Tables contained in this policy will be provided by the Company upon request.
                                                 GENERAL PROVISIONS

Entire Contract -This policy has been issued in consideration of the application and payment of the first Premium. A copy of the application is attached and is a part of this policy. The policy with the application makes the entire contract. All statements made by or for the Annuitant are considered representations and not warranties. We will not use any statement in defense of a claim unless it is made in the application and a copy of the application is attached to this policy when issued.

Who is Authorized to Make Changes in the Policy -Only our President or a Vice President together with our Secretary or an Assistant Secretary have the authority to bind us or to make any change in this policy and then only in writing. We will not be bound by any promise or representation made by any other persons.

We may change or amend the policy at any time without the consent of the Owner if such change or amendment is necessary for the policy to comply with any State or Federal law rule or regulation.

Owner of the Policy -Before the Annuitant's death, only the Owner will be entitled to the rights granted by this policy or allowed by us under this policy, except that the right to receive an Annuity will belong to the Annuitant except where otherwise required by law. If the Owner is an individual and dies before the Annuitant, the rights of the Owner belong to the estate of the Owner unless this policy has been endorsed to provide otherwise. If the Owner is a partnership, the rights belong to the partnership as it exists when a right is exercised.

Incontestability -This policy will be incontestable from the Policy Date. This provision does not apply to any rider providing benefits specifically for disability.

Assignment -No assignment of this policy will be binding on the Company unless made in writing and given to our Service Office. We are not responsible for the adequacy of any assignment. Your rights and the interest of any Beneficiary not designated irrevocably will be subject to the rights of any assignee of record.

Policy Date - The Policy Date will be used to determine Policy Anniversaries and Policy Years.

Protection of Benefits -To the extent permitted by law, no benefit under this policy will be subject to any claim or process of law by any creditor.

Non-Participation -This policy is classified as a non-participating policy. It does not participate in our profits or surplus, and therefore no dividends are payable.

Reports -At least once each Policy Year prior to the Annuity Date, we will send you a report at your last known address containing information required by any applicable laws.

Modification - We may not modify this policy, except as expressly provided in this policy, without your consent except to make it comply with any changes in the Internal Revenue Code so as to continue treatment of this policy as an Annuity, or as required by any other applicable laws.

Delay of Payments -We will pay any amounts due from the Variable Account under this policy within seven days, unless:

         (A) The New York Stock Exchange is closed for other than usual week-ends or holidays, or trading on such Exchange is restricted;

         (B) An emergency exists as defined by the Securities and Exchange Commission; or

         (C) The Securities and Exchange Commission permits delay for the protection of security holders.

Termination of Policy -If the Policy Value equals zero, all rights under this policy will terminate.